                                                                EXHIBIT (b)(vii)

                          SUN CAPITAL PARTNERS III, LP
                           FIRST AMENDMENT TO GUARANTY

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Guaranty dated as of September 13,
2004 (the Guaranty, given in consideration of advances made or to be made, or credit given, or to be given, or other financial accommodation afforded or to be afforded to Crafts Retail Holding Corp., a Delaware corporation (the
"Borrower"), as the same may be amended from time to time, being referred to herein as the "Guaranty", between the undersigned, Sun Capital Partners III, LP, a limited partnership (the "Guarantor"), and Harris Trust and Savings Bank (the
"Bank")). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Guaranty.

     The Borrower has requested that as of October 21, 2004, the Bank increase the amount of Maximum Credit as set forth in that certain Harris Loan
Authorization Agreement dated as of September 13, 2004 between the Borrower and the Bank, as amended from time to time (the "Loan Agreement") to $15,000,000;
and

     The Borrower has requested that as of October 21, 2004, the Bank increase the liability limitation set forth in the Guaranty, and the Bank is willing to do so under the terms and conditions set forth in this agreement (herein, the
"Amendment").

SECTION 1. AMENDMENTS.

Subject to the satisfaction of all of the conditions precedent set forth in
Section 2 below, the Guaranty shall be and hereby is amended as follows:

     1.1 Clause (y) of the second sentence of the first paragraph of the
Guaranty shall be amended and restated in its entirety to read as follows:

         "(y) Three Hundred Thousand and No/100 Dollars ($300,000.00) plus interest on all loans and/or advances hereunder and all expenses hereinbefore mentioned."

SECTION 2. CONDITIONS PRECEDENT.

     2.1. The Guarantor and the Bank shall have executed and delivered this
Amendment.

     2.2. The conditions precedent appearing in Section 3 of that certain First
Amendment to Harris Loan Authorization Agreement between the Borrower and the
Bank of even date herewith shall have been satisfied.

     2.3. The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

     2.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

SECTION 3. REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the
Guarantor hereby represents to the Bank that as of the date hereof the representations and warranties set forth in the Guaranty are and shall be and remain true and correct and the Guarantor is in compliance with the terms and conditions of the Guaranty.

SECTION 4. MISCELLANEOUS.

     4.1. Except as specifically amended herein, the Guaranty shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Guaranty, the Loan Agreement, the
Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Guaranty, any reference in any of such items to the Guaranty being sufficient to refer to the Guaranty as amended hereby.

     4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This
Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

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     This First Amendment to Guaranty is entered into as of this 21st day of
October, 2004.

                                       SUN CAPITAL PARTNERS III, LP

                                       By:  Sun Capital Advisors III, LP
                                       Its: General Partner

                                       By:  Sun Capital Partners III, LLC
                                       Its: General Partner

                                       By
                                         Name  /s/ Rodger Krouse
                                               ---------------------------------
                                         Title A Member

     Accepted and agreed to.

                                       HARRIS TRUST AND SAVINGS BANK

                                       By
                                         Name   /s/ Kathleen J. Collins
                                               ---------------------------------
                                         Title Vice President
                                               ---------------------------------

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